Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-1

(Form Type)

AEON Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(g)	14,480,000 (3)	$11.50 (4)	$166,520,000.00	0.0001102	$18,350.50	-	-	-	-
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	8,339,764 (5)	$4.42 (6)	$36,870,096.64	0.0001102	$4,063.08	-	-	-	-
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	19,713,795 (7)	$4.42 (6)	$87,154,687.70	0.0001102	$9,604.45	-	-	-	-
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	966,566 (8)	$4.42 (6)	$4,273,188.29	0.0001102	$470.91	-	-	-	-
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(h)	3,421,344 (9)	$10.00 (10)	$34,213,440.00	0.0001102	$3,770.32	-	-	-	-
Fees to be Paid	Equity	Warrants to purchase Class A Common Stock	457(g)	5,280,000	-	-	0.0001102	(11)	-	-	-	-
				Total Offering Amounts		$329,031,412.63		$36,259.26
				Total Fees Previously Paid				$36,259.26
				Total Fee Offsets
				Net Fee Due				$36,259.26

(1)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001102.
(3)

Consists of (i) 5,280,000 shares of Class A common stock, $0.0001 par value per share (“Common Stock”), issuable upon the exercise of 5,280,000 private placement warrants to purchase Common Stock by the holders thereof (“Private Placement Warrants”) and (ii) 9,200,000 shares of Common Stock issuable upon the exercise of 9,200,000 public warrants to purchase Common Stock by the holders thereof (“Public Warrants” and together with Private Placement Warrants, “Warrants”).

(4)	The price per share is based up on the exercise price per Warrant (as defined below) of $11.50.
(5)

Consists of (i) 1,075,000 shares of Common Stock issued pursuant to those certain Subscription Agreements, dated as of June 29, 2023, by and among the registrant and each of (A) Polar Multi-Strategy Master Fund and (B) ACM ASOF VIII Secondary-C LP, each a Registered Holder (as defined in the registration statement to which this exhibit forms a part); (ii) 6,275,000 shares of Common Stock issued and up to 988,764 shares of Common Stock issuable pursuant to those certain Subscription Agreements, dated as of June 29, 2023, by and among the registrant and each of (A) Polar Multi-Strategy Master Fund and (B) ACM ARRT J LLC, each a Registered Holder, and (iii) the issuance of 1,000 shares of Common Stock issued pursuant to those certain Subscription Agreements, dated as of June 29, 2023, by and between the registrant and certain counterparties thereto, each a Registered Holder.

(6)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $4.42, which is the average of the high ($4.72) and low ($4.122) prices of Common Stock on NYSE American on August 17, 2023 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(7)	Represents 19,713,795 shares of Common Stock issued in connection with the Business Combination (as defined in the registration statement to which this exhibit forms a part.
(8)	Represents 966,566 shares of Common Stock reserved for issuance upon the settlement of restricted stock awards.
(9)	Represents 3,421,344 shares of Common Stock reserved for issuance upon the exercise of options to purchase shares of Common Stock.
(10)

Pursuant to Rule 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $10.00, which is the weighted average exercise price at which the options covered by this registration statement may be exercised.

(11)

In accordance with Rule 457(g) of the Securities Act, the entire registration fee for the Private Placement Warrants is allocated to the shares of Common Stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.